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                                                                    EXHIBIT 21.1


                     COLTEC INDUSTRIES INC AND SUBSIDIARIES

                            PARENTS AND SUBSIDIARIES
                                DECEMBER 31, 1993

     Set forth below is a list of Coltec's principal subsidiaries. All such subsidiaries are consolidated in Coltec's Consolidated Financial Statements.

                                                       Percentage of
                                        State or     Voting Securities
                                       Jurisdiction    Owned by its
Name                                 Where Organized  Immediate Parent
- ----                                 --------------- -----------------

CII Holdings Inc .................      Delaware              100
Coltec Holdings Inc ..............      Delaware              100
Delavan-Delta, Inc................      Tennessee             100
Delavan Inc ......................      Iowa                  100
Delavan Limited...................      United Kingdom        100
Garlock, A.G......................      Switzerland           100
Garlock Bearings Inc. ............      Delaware               80
Garlock de Mexico, S.A. de C.V....      Mexico                 65.7
Garlock GmbH .....................      Germany               100
Garlock (Great Britain) Ltd. .....      United Kingdom        100
Garlock Inc ......................      Ohio                  100
Garlock of Canada Ltd. ...........      Ontario, Canada       100
Garlock Overseas Corporation .....      Delaware              100
Garlock Pty. Limited .............      Australia              80
Garlock, S.A. ....................      Panama                100
Liard S.A. .......................      Panama                100
Louis Mulas, Sucs., S.A. de C.V...      Mexico                 65.7
Menasco Aerospace Ltd. ...........      Ontario, Canada       100
Stemco Inc .......................      Texas                 100
The Anchor Packing Company .......      Delaware              100
Walbar Canada Inc. ...............      Ontario, Canada       100
Walbar Inc .......................      Delaware              100

     The names of certain other subsidiaries of Coltec have been omitted from the list above because such unnamed subsidiaries considered in the aggregate as a single subsidiary would not constitute a significant subsidiary.